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                                                                   EXHIBIT 10.22

TECHNOLOGY GROUP



                                                 FINOVA FINANCIAL INNOVATORS
                                                 FINOVA TECHNOLOGY FINANCE, INC.
                                                   a subsidiary of
                                                 FINOVA CAPITAL CORPORATION
                                                 10 WATERSIDE DRIVE
                                                 FARMINGTON, CT 06032-3065
                                                 TEL 860 676 1818
                                                     860 678 4374
                                                 FAX 860 676 1814


December 17, 1997


Mr. Richard Stoltz
Chief Financial Officer
Exodus Communications, Inc.
2650 San Tomas Expressway
Santa Clara, CA  95051

Dear Richard:

FINOVA Technology Finance, Inc. (the "Lessor") is pleased to offer to lease the Equipment described below to Exodus Communications, Inc. (the "Lessee").

The outline of this Commitment is as follows:

Lessee:                  Exodus Communications, Inc.
-------

Lessor:                  FINOVA Technology Finance, Inc.
-------

Equipment:               The Equipment to be financed shall include not less
----------
                         than 60% Hard Assets (including, but not limited to:
                         computers, workstations, generators, shelving, routers, office furniture and equipment) and not more than 40%
                         Soft Costs (including, but not limited to: software, cabling, construction building, and leasehold improvements). Prior to delivery, the Lessee shall provide the Lessor with the detail of the Equipment to include the manufacturer, model and cost of the Equipment to include the manufacturer, model and cost of the Equipment. All Equipment shall be subject to review by the Lessor for its acceptability to the Lessor for this lease and shall have been acquired since June 30, 1997.

Equipment Cost:          Not to exceed $4,000,000.  At Lease Term Commencement,
---------------
                         the Lessor shall hold back 10% of the Equipment Cost to be funded. At the time the Lessee completes its Initial
                         Public Offering of common stock, with net proceeds to the Lessee of at least $30 million, the amount held back from funding shall be funded to the Lessee.

Equipment Location:      Santa Clara, CA and Jersey City, NJ.
-------------------

Lease Term
----------
Commencement:            Upon delivery of the Equipment or upon each completion
-------------
                         of deliveries of items of Equipment with aggregate cost of not less than $500,000, but no later than March 31, 1998.

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Term:                    From each Lease Term Commencement until forty-two (42)
-----
                         months from the 30th day of the month following or coincident with that Lease Term Commencement.

Rent:                    Monthly Rent equal to 2.8672% of Equipment Cost shall
-----
                         be payable monthly in advance. The first month's rent shall be payable upon signing the lease.

Adjustment to
--------------
Rental Payments:         The Monthly Rent Payments as of the date of each Lease
----------------
                         Term Commencement shall be increased or decreased proportionally to the change in highest yields on four-year U.S. Treasury Securities from the week ending
                         November 143, 1997 ("Index Yield") to the week preceding the date of each Lease Term Commencement, as published in The Wall Street Journal. The Index Yield for this commitment shall be 5.77%. As of the date of each Lease Term Commencement, the Monthly Rent Payments shall be fixed for the term.

Interim Rent:            Interim Rent shall accrue from each Lease Term
-------------
                         Commencement until the 29th day of the month (27th day of the month in the case of February unless the Lease
                         Term Commencement is on the 30th or 31st day of a month
                         (28th day of the month in the case of February).
                         Interim Rent shall be at the daily equivalent of the currently adjusted Monthly Payment.

Net Lease:               The lease shall be a net lease containing the usual
----------
                         provisions in the Lessor's lease agreements and such other or different provisions that are agreed to be the parties. The Lessee shall be responsible for maintenance, insurance, taxes, and all other costs and expenses.

Taxes:                   Sales or use taxes shall be added to the Equipment
------
                         Cost or collected on the gross rentals, as appropriate.

Insurance:               Prior to any delivery of Equipment, the Lessee shall
----------
                         furnish confirmation of insurance acceptable to the Lessor covering the Equipment including against all risks of loss damage with the Lessor as the loss payee and for comprehensive public liability and property damage with the Lessor as an additional insured.

Conditions to Closing:   Conditions precedent to every Lease Term Commencement
---------------------
                         shall include that no payment is then past due to the Lessor or any assign of the Lessor from the Lessee, that the Lessee is in compliance with the provisions of this Commitment and the lease, that information requested by the Lessor and all documentation then required by the Lessor's counsel has been received by the Lessor including resolutions of the Board of Directors of the Lessee authorizing the transactions contemplated by this Commitment and an opinion of counsel for the Lessee satisfactory to counsel for the Lessor is not in default under any material contract to which it is a party or by which it or its property is bound, and that there has not been any material adverse change or threatened material adverse change in the financial or other condition, business, operations, properties, assets or prospects of the Lessee since October 31, 1997 or from the written information that has been supplied to the Lessor prior to the date of this Commitment by the Lessee.

                         The Lessor shall not be responsible for any failure of suppliers or manufacturers of the Equipment or their distributors to perform their obligations to the Lessor or the Lessee. The Lessee shall provide monthly financial statements and status reports during the commitment period.

Purchase Agreement:      The Lessee shall purchase all (but not less than all)
-------------------
                         the Equipment at the expiration of the term of the lease for ten percent (10.)%) of the Equipment Cost, plus applicable sales and other taxes.

Additional Covenants:    There shall be no actual or threatened conflict with,
---------------------
                         or violation of, any regulatory statute, standard or rule relating to the Lessee, its present or future operations, or the Equipment.

                         All information supplied by the Lessee shall be correct and shall not omit any statement necessary to make the information supplied not be misleading. There shall be no material breach of the representations and warranties of the Lessee in the lease. The representations shall include that the Equipment Cost of each item of the Equipment does not exceed the fair and usual price for like quantity purchases of such item and reflects all discounts, rebates and allowances for the Equipment given to Lessee, any affiliate of Lessee by the manufacturer, supplier or anyone else including, without limitation, discounts for advertising, prompt payment, testing or other services.

                         Lessee shall provide confirmation that the facilities lease at each of the locations at which the equipment is located, has remaining term of at lease 125% of the term contemplated herein.

Fees and Expenses:       The Lessee and the Lessor shall be responsible for
------------------
                         their own respective fees and expenses in connection with the transaction.

Commitment Fee:          Simultaneously with the acceptance of the Commitment
---------------
                         by the Lessee, a nonrefundable Commitment Fee of $40,000 shall be then due to the Lessor. The Commitment Fee shall be applied on a pro-rata basis to the second month's Rent Payment due under the lease. The Application Fee of $10,000 previously paid by the Lessee to Meier Mitchell &
                         Company shall be applied to the Commitment Fee.

Commitment Expiration:   This commitment shall expire on December 23, 1997
----------------------
                         unless prior thereto either extended in writing by the Lessor or accepted as provided below by the Lessee.

Survival:                This Commitment Letter shall survive closing. However,
---------
                         if there is any conflict between the terms and conditions of the Master Lease Agreement (or Lease
                         Schedules) and those of this Commitment Letter, the Master Lease Agreement (Lease Schedules) shall control.

Should you have any questions, please call me. If you wish to accept this commitment, please do so indicate by signing and returning the enclosed duplicate copy of this letter together with your check for $30,000 to me by December 23, 1997.

Very truly yours,



Robert E. Schenkel
Vice President, Credit

Accepted this 23rd day of December, 1997

EXODUS COMMUNICATIONS, INC.

By: /s/ K. B. Chandrasekhar
   ---------------------------
Typed or Printed Name: K. B. Chandrasekhar

Title: President

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                                         [LOGO OF FINOVA FINANCIAL INNOVATORS]
                                                            10 Waterside Drive
                                            Farmington, Connecticut 06032-3065
                                                                (860) 676-1818

MASTER LEASE No. S6570, Dated December 19, 1997

FINOVA Technology Finance, Inc. ("we", "us" or "FINOVA") agrees to lease to Exodus Communications, Inc. ("you" or "Lessee") and you agree to lease from us, the Equipment described in any schedule to this Lease (a "Schedule"). The Equipment also includes any replacement parts, repairs, additions and accessories that you may add to the Equipment. We may treat any Schedule as a separate lease containing all of the provisions of this Lease.

1. PURCHASING  AND INSTALLING THE EQUIPMENT

We will purchase the Equipment from the Supplier you chose. The Supplier will deliver the Equipment to you at your expense. You will properly install the Equipment at your expense at the location(s) indicated in the Schedule.

2.  TERM.

 . The Term of each Schedule begins when any of the Equipment on that Schedule is delivered to you , or a later date that we agree to in writing.

 . The Term continues until you fully perform all of your obligations under this Lease and the Schedule.

 . If the Equipment is not delivered, installed and accepted by you by the date indicated in the Schedule , we may terminate this Lease and the Schedule as to the Equipment that was not delivered, installed and accepted by giving you 10 days written notice of termination. Any advance rental payment you may have paid us is nonrefundable, even if the Term never starts or if we rightfully terminate this Lease or the Schedule.

 . Before we make any progress payment or final payment for the Equipment on any Schedule, we require the following:

 . That no payment is past due to us under any lease, loan or other financial arrangement that you or any guarantor have with us or with FINOVA Capital Corporation.

  * That you are complying with all the terms of this Lease.

  * That we have received all the documents we requested, including the signed Schedule and Delivery and Acceptance Certificate.

  * That there has been no material adverse change in your financial condition, business, operations or prospects, or that of any guarantor, from the financial condition that you disclosed to us in your application for credit.

3.  RENT

 . The rent is indicated on the Schedule. The rent is payable monthly in advance. You agree that you owe us the total of all of these rent payments over the Term of the Schedule.

 . The first rent payment is due at the beginning of the Term or at a later date that we agree to in writing. Subsequent rent payments are due on the same day of each successive period until you pay us in full all of the rent and any other charges or expenses you owe us.

 . If the first rent payment is due later than the beginning of the Term, you will also pay us interim rent on the first rent payment date. The interim rent will be for the period from the beginning of the Term until the date that the first rent payment is due. Interim rent will be calculated at the same rate as the regular rent payment, but on a daily basis for the number of days for which interim rent is due.

 . YOUR OBLIGATION TO PAY US ALL RENT IS ABSOLUTE AND UNCONDITIONAL.  YOU ARE NOT

  EXCUSED FROM PAYING THE RENT, IN FULL, FOR ANY REASON. YOU AGREE THAT YOU HAVE NO DEFENSE FOR FAILURE TO PAY THE RENT AND YOU WILL NOT MAKE ANY COUNTERCLAIMS OR SETOFFS TO AVOID PAYING THE RENT.

4. NON-CANCELABLE LEASE. YOU AGREE THAT YOU MAY NOT CANCEL OR TERMINATE THIS LEASE OR ANY SCHEDULE.

5. PROTECTION OF OUR INTEREST IN THE EQUIPMENT; FEES.

 . The Equipment is our property. It will remain our property. You will not own the Equipment unless the Schedule gives you an option to purchase the Equipment and you have exercised that option and paid us in full for the Equipment and any other amounts you may owe us. If we request, you will put labels stating "PROPERTY OF FINOVA" on the Equipment where they are clearly visible.

 . You give us permission to add to this Lease or any Schedule the serial numbers and other information about the Equipment.

 . While this Lease is intended to be a lease (and not a loan), you grant us a security interest in the Equipment to protect our interest in the Equipment if this Lease is later determined to be a security agreement. You give us permission to file this Lease or a Uniform Commercial Code financing statement, at your expense, in order to perfect this security interest. You also give us permission to sign your name on the Uniform Commercial Code financing statements where this is permitted by law.

 . You will pay our cost to do searches for other filings or judgments against you or your affiliates. You will also pay any filing, recording or stamp fees or taxes resulting from filing this Lease or a Uniform Commercial Code financing statement. You will also pay our fees in effect from time to time for documentation, administration and Termination of this Lease.

 . At your expense, you will defend our ownership rights in the Equipment against, and keep the Equipment free of, any legal process, liens, security interests, attachments, levies and executions. You will give us immediate written notice of any legal process, liens, attachments, levies or executions, and you will indemnify us against any loss that results to us from these causes.

 . You will notify us at least 15 days before you change the address of your principal executive office.

 . You will promptly sign and return additional documents that we may request in order to protect our interest in the Equipment.

 . The Equipment is personal property and will remain personal property. You will not incorporate it into real estate and will not do anything that will cause the Equipment to become part of real estate or a fixture.

6. CARE, USE, LOCATION AND ALTERATION OF THE EQUIPMENT

 . You will make sure that the Equipment is maintained in good operating condition, and that it is serviced, repaired and overhauled when this is necessary to keep the Equipment in good operating condition. All maintenance must be done according to the Supplier's or Manufacturer's requirements or recommendations. All maintenance must also comply with any legal or regulatory requirements.

 . You will maintain service logs for the Equipment and permit us to inspect the Equipment, the service logs and service reports. You give us permission to make copies of the service logs and service reports.

 . We will give you prior notice if we, or our agent, want to inspect the Equipment or the service logs or service reports. We may inspect it during regular business hours. You will pay our travel, meals and lodging costs to inspect the Equipment, but only for one inspection per year. If we find during an inspection that you are not complying with this Lease, you will pay our travel, meals and lodging costs, our salary costs, and the costs and fees of our agents for reinspection. You will promptly cure any problems with the Equipment that are discovered during our inspection.

 . You will use the Equipment only for business purposes. You will obey all legal and regulatory requirements in your use of the Equipment.

 . You will make all additions, modifications and improvements to the Equipment that are required by law or government regulation. Otherwise, you will not alter the Equipment without our written permission. You will replace all worn, lost, stolen or destroyed parts of the Equipment with replacement parts that are as good or better than the original parts. The new parts will become our property upon replacement.

 . You will not remove the Equipment from the location indicated in the Schedule without our written permission.

7. RETURN OF EQUIPMENT.  UNLESS OTHERWISE STATED IN THE SCHEDULE:

 . You must give us written notice at least 120 days before the end of the Term if you want to purchase the equipment from us (assuming the Schedule provides you with an option to purchase the Equipment).

 . You must give us written notice at least 120 days before the end of the Term if you want to return the Equipment to us.

 . If you do not give us written notice at least 120 days before the end of the Term either that you want to purchase or that you want to return the Equipment, you will continue to rent the Equipment and this Lease and the Schedule will be automatically extended until 120 days after we receive your notice. The rent will be the fair market rental value of the Equipment, as determined by us. Unless we notify you otherwise, the fair market rental value will not exceed the rent then being charged under this Lease and the Schedule.

 . If you do give us 120 days written notice that you want to purchase the Equipment but you do not pay us the purchase price, you will continue to rent the Equipment. The rent will be the fair market rental value of the Equipment, as determined by us. You will continue to pay us this rent until you have paid the purchase price for the Equipment. The rent payments will not be credited to the purchase price.

 . If you do give us 120 days written notice that you want to return the Equipment to us, but you do not return the Equipment in compliance with the return conditions contained in the next paragraph, you will continue to rent the Equipment. The rent will be the fair market rental value of the Equipment, as determined by us. You will continue to pay us this rent until you have returned the Equipment to us in compliance with these return conditions.

 . Return conditions: - You will return the Equipment, freight and insurance prepaid by you, to us at a location we request in the United States of America. It will be returned in good operating condition, as required by section 6 above. The Equipment will not be subject to any liens when it is returned. All advertising insignia will be removed and the finish will be painted or blended so that nobody can see that advertising insignia used to be there.

  * You will pack or crate the Equipment for shipping in the original containers, or comparable ones. You will do this carefully and follow all recommendations of the Supplier and the Manufacturer as to packing or crating.

  * You will also return to us the plans, specifications, operating manuals, software documentation, discs, warranties and other documents furnished by the Manufacturer or Supplier. You will also return to us all service logs and service reports, as well as all written materials that you may have concerning the maintenance and operation of the Equipment.

  * At our request, you will provide us with up to 60 days free storage of the Equipment at your location, and will let us (or our agent) have access to the Equipment in order to inspect it and sell it.

  * You will pay us what it costs us to repair the Equipment if you do not return it in the required condition.

8.  RISK OF LOSS

 . You have the complete risk of loss or damage to the Equipment. Loss or damage to the Equipment will not relieve you of your obligation to pay rent.

 . If any Equipment is lost or damaged, you have two choices (although if you are in default under this Lease, we and not you will have the two options). The choices are:

  (1) Repair or replace the damaged or lost Equipment so that, once again, we own Equipment in good operating condition and have clear title to it.

  (2) Pay us the present value (as of the date of payment) of the remaining rent payments and our residual interest in the Equipment. We will calculate the present value using a discount rate of five (5%) percent per year. Once you have paid us this amount and any other amount that you may owe us, you (or your insurer) may keep the Equipment for salvage purposes, on an "AS IS, WHERE IS" basis.

9.  INSURANCE

 . Until you have properly returned the Equipment to us, you will keep it insured. The amount of the insurance, the coverage, and the insurance company must be acceptable to us.

 . If you do not provide us with written evidence of insurance that is acceptable to us, we may buy the insurance ourselves, at your expense. You will promptly pay us the cost of this insurance. We have no obligation to purchase any insurance. Any insurance that we purchase will be our insurance, and not yours, and may insure the Equipment beyond the end of the Term.

 . Insurance proceeds may be used to repair or replace damaged or lost
  Equipment or to pay us the present value of the rent and our residual interest in the Equipment. (See section 8, "Risk of Loss", above.)

 . You appoint us as your "attorney-in-fact" to receive payments under the insurance policies, and to endorse your name on all documents, checks or drafts relating to insurance claims for Equipment.

 . If you are in default, you appoint us as your "attorney-in-fact" to make claims under the insurance policies.

10.  TAXES

 . You will pay all sales, use, excise, stamp, documentary and ad valorum taxes, license and registration fees, assessments, fines, penalties and similar charges imposed on the ownership, possession, use or lease of the Equipment.

 . You will pay all taxes (other than our federal or state net income taxes) imposed on you or on us the rent payments.

 . You will reimburse us for any of these taxes that we pay or advance.

 . Unless we notify you otherwise, we will file and pay for any personal property taxes on the Equipment. You will reimburse us for the full amount of these taxes, without regard to early payment discount. We may estimate the amount of these taxes in advance and bill you periodically in advance for these taxes.

11.  INDEMNITY

 . You will indemnify us, defend us and hold us harmless. This applies to any and all claims, expenses and attorney's fees concerning or arising from the Equipment, this Lease, or any Schedule. It includes any claims concerning the manufacture, selection, delivery, possession, use, operation or return of the Equipment.

 . This obligation of yours to indemnify us continues even after the Term is over.

12.  DEFAULT

You are in default if any of the following happens:

 . You do not pay us, when it is due, any rent payment or other payment that you owe us under this Lease, any Schedule, or any other lease, loan or other financial arrangement that you have with us or with FINOVA Capital Corporation.

 . Any of the financial information that you give us is not true and complete, or you fail to tell us anything that would make the financial information misleading.

 . You do something you are not permitted to do, or you fail to do anything that is required of you, under this Lease, any Schedule or any other lease, loan or other financial arrangement that you have with us.

 . An event of default occurs for any other lease, loan or obligation of yours
  (or any guarantor) that exceeds $25,000 that is not cured or waived by another party in writing within thirty (30) days.

 . You or any guarantor file bankruptcy, or involuntary bankruptcy is filed against you or any guarantor.

 . You or any guarantor are subject to any other insolvency proceeding other than bankruptcy (for example, a receivership action or an assignment for benefit of creditors).

 . Without our permission, you or any guarantor sell all or a substantial part of its assets, merge or consolidate, or a majority of your voting stock or interests (or any guarantor's voting stock or interests) is transferred.

 . There is a material adverse change in your financial condition, business, operations or prospects, or that of any guarantor, from the financial condition that you disclosed to us in your application for credit.

13.  REMEDIES, DEFAULT INTEREST, LATE FEES

If you are in default we may exercise one or more of our "remedies."  Each of
our remedies is independent.   We may exercise any of our remedies, all of our
remedies or none of our remedies. We may exercise them in any order we choose. Our exercise of any remedy will not prevent us from exercising any other remedy or be an "election of remedies." If we do not exercise a remedy, or if we delay in exercising a remedy, this does not mean that we are forgiving your default or that we are giving up our right to exercise the remedy. Our remedies allow us to do one or more of the following:

 . Require you to immediately pay us all rent for the entire Term for any or all Schedules.

 . Require you to immediately pay us all amounts that you are required to pay us for the entire Term of any other leases, loans or other financial arrangements that you have with us.

 . Sue you for all rent and other amounts you owe us plus the greater of (1) the actual residual value of the Equipment or (2) the residual value we assumed
  when we leased it to you.   Future rent and residual value will be discounted
  to present value using a discount rate of five (5%) percent per year.

 . Require you at your expense to assemble the Equipment at a location we request in the United States of America.

 . Remove and repossess the Equipment from where it is located, without demand or notice, or make the Equipment inoperable. We have your permission to remove any physical obstructions to removal of the Equipment. We may also disconnect and separate all Equipment from other property. No court order, court hearing or "legal process" will be required for us to repossess the Equipment. You will not be entitled to any damages resulting from removal or repossession of the Equipment. We may use, ship, store, repair or lease any Equipment that we repossess. We may sell any repossessed Equipment at private or public sale. You give us permission to show the Equipment to buyers at your location free of charge during normal business hours. If we do this, we do not have to remove the Equipment from your location. If we repossess the Equipment and sell it, we will give you credit for the net sale price, after subtracting our costs of repossessing and selling the Equipment. If we rent the Equipment to somebody else, we will give you credit for the net rent received, after subtracting our costs of repossessing and renting the Equipment, but the credit will be discounted to present value using the discount rate that we used in calculating your rental payment under the Schedule for the Equipment. The credit will be applied against what you owe us under this Lease, the Schedules and any other leases, loans or other financial arrangements that you have with us. If the credit exceeds the amount you owe under this Lease, the Schedules and any other leases, loans or other financial arrangements that you have with us, we will refund the amount of the excess to you.

 . You will also pay us the following:

 . All our expenses of enforcing our remedies. This includes all our expenses to repossess, store, ship, repair and sell the Equipment.

 . Our reasonable attorney's fees and expenses.

 . Default interest on everything you owe us from the date of your default to the date on which we are paid in full. The "default interest rate" will be one and one-half (1.5%) percent per month. If this interest rate exceeds the highest legal interest rate, you will only be required to pay us default interest at the highest legal interest rate.

You realize that the damages we could suffer as a result of your default are very uncertain. You also realize that the value of an unexpired lease Term is difficult or impossible to calculate. This is why we have agreed with you in advance on the discount rates and default interest rate to be used in calculating the payments you will owe us if you default. You agree that, for these reasons, the payments you will owe us if you default are "agreed" or "liquidated" damages. You understand that these payments are not "penalties" or "forfeitures."

You will pay us a late fee whenever you pay any amount that you owe us more than ten (10) days after it is due. You will pay the late fee within one month after the late payment was originally due. The late fee will be ten (10%) percent of the late payment. If this exceeds the highest legal amount we can charge you, you will only be required to pay the highest legal amount. The late fee is intended to reimburse us for our collection costs that are caused by late payment. It is charged in addition to all other amounts you are required to pay us, including default interest.

14. PERFORMING YOUR OBLIGATIONS IF YOU DO NOT

If you do not perform one or more of your obligations under this Lease or a Schedule, we may perform it for you. We will notify you in writing at least ten
(10) days before we do this. We do not have to perform any of your obligations for you. If we do choose to perform them, you will pay us all of our expenses to perform the obligations. You will also reimburse us for any money that we advance to perform your obligations, together with interest at the default interest rate on that amount. This will be additional "rent" that you will owe us and you will pay it at the same time that your next rent payment is due.

15.  ASSIGNMENT

WE MAY ASSIGN THIS LEASE OR ANY SCHEDULE OR ANY RENT PAYMENTS WITHOUT YOUR PERMISSION.

WE MAY GRANT A SECURITY INTEREST IN THE EQUIPMENT WITHOUT YOUR PERMISSION.

THE PERSON TO WHOM WE ASSIGN IS CALLED THE "ASSIGNEE." THE ASSIGNEE WILL NOT HAVE ANY OF OUR OBLIGATIONS UNDER THIS LEASE. YOU WILL NOT BE ABLE TO RAISE ANY DEFENSE, COUNTERCLAIM OR OFFSET AGAINST THE ASSIGNEE.

AFTER ASSIGNMENT YOU MAY "QUIETLY ENJOY" THE USE OF THE EQUIPMENT SO LONG AS YOU ARE NOT IN DEFAULT.

UNLESS YOU RECEIVE OUR WRITTEN PERMISSION, YOU MAY NOT ASSIGN OR TRANSFER YOUR RIGHTS UNDER THIS LEASE OR ANY SCHEDULE, EXCEPT IN CONNECTION WITH YOUR REINCORPORATION INTO A DELAWARE CORPORATION. YOU ALSO ARE NOT ALLOWED TO SUBLET THE EQUIPMENT OR LET ANYBODY ELSE USE IT UNLESS WE GIVE YOU OUR WRITTEN PERMISSION.

16.  UNIFORM COMMERCIAL CODE DISCLAIMERS OF WARRANTIES AND WAIVERS

WE DID NOT MANUFACTURE OR SUPPLY THE EQUIPMENT. WE ARE NOT A DEALER IN THE EQUIPMENT. INSTEAD, YOU CHOSE THE EQUIPMENT.

WE DO NOT MAKE ANY WARRANTY AS TO THE EQUIPMENT.  WE DO NOT MAKE ANY WARRANTY AS
TO

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"MERCHANTABILITY" OR "SUITABILITY" OR "FITNESS FOR A PARTICULAR PURPOSE" OR
"NONINFRINGEMENT" OF ANY PATENT, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHT.

WE WILL NOT BE RESPONSIBLE FOR ANY LOSS, DAMAGE, OR INJURY TO YOU OR ANYBODY ELSE AS A RESULT OF ANY DEFECTS, HIDDEN OR OTHERWISE, IN THE EQUIPMENT UNDER "STRICT LIABILITY" LAWS OR ANY OTHER LAWS.

WE WILL NOT BE RESPONSIBLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR GOODWILL.

WE MAKE NO WARRANTY AS TO THE TREATMENT OF THIS LEASE FOR TAX OR ACCOUNTING PURPOSES.

If the Equipment is unsatisfactory, you will continue to pay us all rent and other amounts you are required to pay us. You must seek repair or replacement of the Equipment solely from the Manufacturer or Supplier and not from us. You may use our rights under any Manufacturer or Supplier warranties on the Equipment to get it repaired or replaced. Neither the Manufacturer nor the Supplier is our "agent," so they cannot speak for us and they are not allowed to make any changes in this Lease or any Schedule, or give up any of our rights.

17. UNIFORM COMMERCIAL CODE ARTICLE 2A PROVISIONS.

This Lease is a "Finance Lease" under Article 2A of the Uniform Commercial Code. You agree that (a) we have advised you of the identity of the Supplier, (b) you may have rights under the "supply contract" under which we are purchasing the Equipment from the Supplier and (c) you may contact the Supplier for a description of these rights.

YOU WAIVE ANY AND ALL OF YOUR RIGHTS AND REMEDIES UNDER ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE, INCLUDING SECTIONS 2A-508 THROUGH 2A-522 OF THE UNIFORM COMMERCIAL CODE.

18. ACCEPTANCE BY FINOVA, GOVERNING LAW, JURISDICTION, VENUE, SERVICE OF PROCESS, WAIVER OF JURY TRIAL.

THIS LEASE WILL ONLY BE BINDING WHEN WE HAVE ACCEPTED IT IN WRITING.

THIS LEASE IS GOVERNED BY THE LAWS OF THE STATE OF ARIZONA, THE STATE IN WHICH OUR OFFICE IS LOCATED IN WHICH FINAL APPROVAL OF THE TERMS AND CONDITIONS OF THIS LEASE OCCURED AND FROM WHICH PAYMENT FOR THE EQUIPMENT WILL BE ORDERED HOWEVER, IF THIS LEASE IS UNENFORCEABLE UNDER ARIZONA LAW, IT WILL INSTEAD BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE EQUIPMENT IS LOCATED.

YOU MAY ONLY SUE US IN A FEDERAL OR STATE COURT THAT IS LOCATED IN MARICOPA COUNTY, ARIZONA. THIS APPLIES TO ALL LAWSUITS UNDER ALL LEGAL THEORIES, INCLUDING CONTRACT, TORT AND STRICT LIABILITY. YOU CONSENT TO THE PERSONAL JURISDICTION OF THESE ARIZONA COURTS. YOU WILL NOT CLAIM THAT MARICOPA COUNTY, ARIZONA, IS AN "INCONVENIENT FORUM" OR THAT IT IS NOT A PROPER "VENUE."

WE MAY SUE YOU IN ANY COURT THAT HAS JURISDICTION. WE MAY SERVE YOU WITH PROCESS IN A LAWSUIT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO YOUR ADDRESS INDICATED AFTER YOUR SIGNATURE BELOW.

YOU AND WE EACH WAIVE ANY RIGHT YOU OR WE MAY HAVE TO A JURY TRIAL IN ANY LAWSUIT BETWEEN YOU AND US.

19.  INFORMATION SUPPLIED BY YOU AND ANY GUARANTOR

 . All financial information and other information that you or any guarantor have given us is true and complete. You or any guaranty have not failed to tell us anything that would make the financial information misleading. There has been no material adverse change in your financial condition, business, operations or prospects, or the financial condition of any guarantor, from the financial condition that you disclosed to us in your application for credit.

 . You have supplied us with information about the Equipment. You promise to us that the amount we are paying for the Equipment is no more than the fair and usual price for this kind of Equipment, taking into account any discounts, rebates and allowances that you or any affiliate of yours may have been given for the Equipment.

 . During the Term you will promptly give copies of any filings you make with the Securities and Exchange Commission (SEC). You and any guarantor will also provide us with the following financial statements:

* Quarterly balance sheet and statements of earnings and cash flow - within 45 days after the end of your first three fiscal quarters in each fiscal year. These will be certified by the chief financial officer.

* Annual balance sheet and statements of earnings and cash flow - within 90 days after the end of each fiscal year. These will be audited by independent auditors acceptable to FINOVA. Their audit report must be unqualified.

These financial statements will be prepared according to generally accepted accounting principles, consistently applied.

All financial statements and SEC filings that you or any guarantor provide us will be true and complete. They will not fail to tell us anything that would make them misleading.

20. BOARD MEETINGS/STOCKHOLDERS' MEETINGS

You will give to us notice of all meetings of your board of directors and of your stockholders (or if you are a partnership or limited liability company, of your partners or members). You will also send us copies of all documents sent to the stockholders, partners or members for these meetings at the same time you send the documents to them. We have your permission to attend and observe (but not participate in) all meetings of your stockholders (or, if you are a partnership or limited liability company, of your partners or members).

21. NOTICES

We may give you written notice in person, by mail, by overnight delivery service, or by fax. Notice will be sent to your address below your signature. Mail notice will be effective three (3) days after we mail it with prepaid postage to the right address. Overnight delivery notice requires a receipt and tracking number. Fax notice requires a receipt from the sending machine showing that it has been sent to your fax number and received.

You may give us notice the same way that we may give you notice.

22. GENERAL

This Lease benefits our successors and assigns. This Lease benefits only those successors and assigns of yours that we have approved in writing.

This Lease binds your successors and assigns. This Lease binds only those successors and assigns of ours that clearly assume our obligations in writing.

TIME IS OF THE ESSENCE OF THIS LEASE.

This Lease and all of the Schedules is the entire agreement between you and us concerning the Equipment. This Lease, all of the Schedules and our commitment letter to you dated December 17, 1997 are the entire agreement between you and us concerning the Equipment.

Only an officer of FINOVA who is authorized by corporate resolution or policy may modify or amend this Lease or any Schedule on our behalf, and this must be in writing. Only he or she may give up any of our rights, and this must be in writing. If more than one person is the Lessee under this Lease, then each of you is jointly and severally liable for your obligations under this Lease.

This Lease is only for your benefit and for our benefit. It is not intended to benefit any other person.

If any provision in this Lease is unenforceable, then that provision must be deleted. Only unenforceable provisions are to be deleted. The rest of the lease will remain as written.

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

23. PUBLICITY

We may make press releases and publish a tombstone announcing this transaction and its total amount. You may not publicize this transaction in any way without our prior written consent.

LESSOR:                                  LESSEE:
FINOVA TECHNOLOGY FINANCE, INC.          EXODUS COMMUNICATIONS, INC.
10 WATERSIDE DRIVE                       2650 SAN TOMAS EXPRESSWAY
FARMINGTON, CONNECTICUT 06032-3065       SANTA CLARA, CALIFORNIA  95051

BY:                                      BY: /s/ Richard S. Stoltz
   __________________________________        ___________________________________

PRINTED NAME:                            PRINTED NAME: Dick Stoltz
             ________________________                 __________________________

TITLE:                                   TITLE:  COO & CFO
      _______________________________          ________________________________

FAX NUMBER: (860) 676-1814               Taxpayer ID# 77-0403076

DATE ACCEPTED:_______________________    FAX NUMBER:  408-346-2206
                                                    ___________________________

                                         DATED:  January 9, 1998
                                               ________________________________

February 6, 1998

Mr. Richard Stoltz
Chief Financial Officer
Exodus Communications, Inc.
2650 San Tomas Expressway
Santa Clara, CA  95051

Re: Modification to Commitment Letter dated December 17, 1997 ("Commitment Letter") and Amendment to Master Lease No. S6570 dated December 19, 1997 ("Master Lease")

Dear Mr. Stoltz:

The Commitment Letter provides that the Equipment to be leased under the Master Lease shall be not less than 60% Hard Assets and not more than 40% Soft Costs.

The first Schedule to the Master Lease is approximately 99% Soft Costs (as that term is defined in the Commitment Letter).

We are willing to fund the first Schedule only on the condition that you agree to provide Hard Assets (as that term is defined in the Commitment Letter) for funding by us on or before March 31, 1998, such that, after such funding, the total Soft Costs funded shall not exceed 40% of our fundings under the Master Lease.

Unless otherwise agreed to in writing by Lessor and Lessee, if you are unable to provide us with sufficient Hard Assets for funding by March 31, 1998 to allow the proportion for all Schedules under the Master Lease (taken as a whole) of funded Hard Assets to funded Soft Costs to equal 60 / 40 or exceed 60% Hard Assets, then, on or before March 31, 1998, you will either provide additional collateral acceptable to us in place of such Hard Assets, or you will pay down the balance of the Master Lease Schedules such that such proportion equals 60 / 40 or exceeds 60% Hard Assets.

Failure to comply with the preceding paragraph shall constitute an Event of Default under the Master Lease and under each Schedule.

This letter agreement shall be deemed to be a modification of the Commitment Letter and an amendment to the Master Lease.

Sincerely yours,
FINOVA TECHNOLOGY FINANCE, INC.

/s/ Linda A. Moschitto

Linda A. Moschitto
Director, Contract Administration


Accepted and Agreed:
EXODUS COMMUNICATIONS, INC.

By: /s/ Richard S. Stoltz
   __________________________________
   Typed or Printed Name: Dick Stoltz
   Title: CFO/COO